UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               --------------
                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): February 9, 1999



                         Cordant Technologies Inc.
---------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                 Delaware
---------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)


        1-6179                                        36-2678716
----------------------                    ---------------------------------
Commission File Number                    (IRS Employer Identification No.)



15 W. South Temple, Suite 1600, Salt Lake City, UT               84101-1532
---------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



                               (801) 933-4000
                        ---------------------------
                       Registrant's Telephone Number

ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

Cordant Technologies Inc. announced that effective February 8, 1999, it has acquired the 22,650,000 shares of Howmet International Inc. owned by the Carlyle Group for $17.00 per share or $385 million. The acquisition of these shares increases Cordant Technologies' ownership in Howmet International to 84.7 percent of outstanding common stock. The remaining Howmet International common stock is publicly owned and traded on the NYSE.

James  R.  Wilson,   Chairman  and  Chief  Executive   Officer  of  Cordant
Technologies, commented, "This purchase is consistent with Cordant Technologies' stated objective of acquiring the balance of the Carlyle Group's holdings in Howmet International."

The transaction is expected to be accretive to Cordant Technologies' earnings per share by 5 to 7 percent in 1999 and from 10 to 12 percent in 2000.

Cordant Technologies held an option to acquire the Carlyle Group's shares of Howmet International that was exercisable beginning in December 1999 at a market-based price. Mr. Wilson stated that the purchase of the Carlyle Group's shares at this time eliminated the uncertainty regarding the price and timing of the option exercise and that Cordant Technologies has no present plans to acquire additional Howmet International shares.

The purchase of the Howmet International shares owned by the Carlyle Group was financed with borrowings under bank lines of credit.


ITEM 5   OTHER EVENTS

The following news release was issued on February 9, 1999.


CORDANT TECHNOLOGIES REPORTS ANNUAL EARNINGS;
Income and Earnings Per Share Increase 47 Percent

Salt Lake City, Utah, February 9, 1999 - Cordant Technologies Inc. reported net income of $142 million or $3.79 per share for the year ended December

31, 1998. The prior year's net income included an extraordinary charge of $7.1 million or $.19 per share, net of income taxes and minority interest, related to Howmet's debt refinancing. Excluding the extraordinary item, income and earnings per share increased 47 percent over the $96.6 million or $2.57 per share reported in 1997.

James R. Wilson, Chairman and Chief Executive Officer, commented, "Substantial increases in operating earnings in all business segments resulted in record earnings per share in calendar 1998. Equally important, each business strategically strengthened its competitive position with aggressive improvements in quality, on-time delivery and cost reductions. Significant new customer alliances and product introductions during the year along with these operational improvements provide the basis for a strong 1999."

"We remain comfortable with the 1999 and 2000 consensus earnings per share estimates," Mr. Wilson continued. "The strength of our industrial markets, combined with improving operating margins in all business segments, should offset the commercial aerospace downturn as well as a slight increase in our effective tax rate."

"This expected performance is prior to the accretion in earnings per share resulting from the increased ownership in Howmet International," said Mr. Wilson. On February 8, 1999, Cordant announced that its ownership in Howmet was raised from 62 percent to 84.7 percent through the cash purchase of Howmet shares held by the Carlyle Group.

Propulsion Systems Operating Income Up 27 Percent
-------------------------------------------------

Thiokol Propulsion's sales for the year were flat compared to last year. Higher Space Shuttle Reusable Solid Rocket Motor (RSRM), Missile Defense and Trident program sales were offset by lower sales in the demilitarization and Japanese Technology Transfer programs. Propulsion systems operating income increased 27 percent from the prior year, primarily from significantly higher commercial launch motor and RSRM margins. Operating margins increased from 10 percent in 1997 to 12.8 percent in 1998.

Fastening Systems Operating Income Up 61 Percent
------------------------------------------------

Huck's fastening systems sales and operating income for the year were higher than last year reflecting the Jacobson Manufacturing acquisition during the year and continued strength in both commercial aircraft and industrial markets. Operating income increased 61 percent over the prior year while operating margins for the year were 15.1 percent, compared to
12.6 percent in the prior year. Operating margins continue to benefit from continuing cost control initiatives and increased revenues. Excluding Jacobson's results, sales and income increased 11 and 36 percent, respectively, over the prior year.

Investment Castings Contribution Up 83 Percent
----------------------------------------------

Howmet contributed income, after minority interest and taxes, of $65.6 million or $1.75 per share, an 83 percent increase compared to $35.8 million or $.95 per share for the prior year. Cordant Technologies' 13 percent ownership increase in December 1997 contributed $12.1 million or $.32 per share of the increase. Howmet's sales increased $145.8 million or 12 percent over last year, adjusting for the sale of Howmet's refurbishment business. Howmet's increase in income resulted from the higher revenues and increased operating margins. Also contributing to the income increase were reduced debt levels and lower interest rates which reduced interest expense by $18.3 million or 59 percent.

Quarterly Income Per Share Up 29 Percent
----------------------------------------

Net income for the quarter ended December 31, 1998, was $29.6 million or $.80 per share. The prior year's net income included an extraordinary charge of $7.1 million, or $.19 per share, net of income taxes and minority interest, related to Howmet's debt refinancing. Excluding the extraordinary item, income increased 26 percent over the $23.5 million reported in 1997. Earnings per share before extraordinary item increased 29 percent over the $.62 reported in 1997.

Net income for the current quarter includes Howmet Stock Appreciation Rights (SAR) expense of $2.9 million, or $.08 per share. This expense reversed SAR income for the same amount that was recognized in the third quarter. This reversal was due to the rise in Howmet's stock price to the $15 per share SAR ceiling. Excluding the extraordinary item and SAR expense, income increased 38 percent over the prior year period and earnings per share increased 42 percent.

All of the per share discussions above reflect diluted earnings per share as required by Financial Accounting Standards Board statement 128 "Earnings per Share," and the two-for-one stock split on March 13, 1998.

This release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in them. These risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and the effect of foreign currency fluctuations.

Summary  unaudited  financial   information  for  the  twelve-months  ended
December 31, follows:


                                                                                        Better
 (in millions, except per share data)                       1998           1997        (Worse)      Percent
-----------------------------------------------------------------------------------------------------------
 Sales:
 Propulsion systems                                       $  643.0       $  645.5    $  (2.5)
 Fastening systems                                           433.3          319.4       113.9           36
 Investment castings                                       1,350.6          105.2     1,245.4        1,184
----------------------------------------------------------------------------------------------------------
      Total sales                                         $2,426.9       $1,070.1    $1,356.8          127
==========================================================================================================

 Operating income:
 Propulsion systems                                       $   82.1       $   64.4    $   17.7           27
 Fastening systems                                            65.2           40.4        24.8           61
 Investment castings                                         185.8           11.7       174.1        1,488
 Unallocated corporate expense                               (24.4)         (12.8)      (11.6)         (91)
-----------------------------------------------------------------------------------------------------------
      Total operating income                                 308.7          103.7       205.0          198

 Equity income of affiliates                                    .4           35.3       (34.9)         (99)
 Interest income                                              12.8            7.0         5.8           83
 Interest expense                                            (28.3)          (4.0)      (24.3)        (608)
 Other, net                                                   (4.2)          (2.2)       (2.0)         (91)
 Income taxes                                               (107.6)         (41.4)      (66.2)        (160)
-----------------------------------------------------------------------------------------------------------
 Income before minority interest and
      extraordinary item                                     181.8           98.4        83.4           85
 Minority interest                                           (39.8)          (1.8)      (38.0)       2,111
----------------------------------------------------------------------------------------------------------
 Income before extraordinary item                            142.0           96.6        45.4           47
 Extraordinary item - loss on early
      retirement of debt                                                     (7.1)        7.1          100
----------------------------------------------------------------------------------------------------------
      Net income                                          $  142.0       $   89.5    $   52.5           59
==========================================================================================================

 Income per share before extraordinary item:
      Basic                                               $    3.89      $    2.64   $    1.25          47
      Diluted                                             $    3.79      $    2.57   $    1.22          47
 Net income per share:
      Basic                                               $    3.89      $    2.45   $    1.44          59
      Diluted                                             $    3.79      $    2.38   $    1.41          59


Calendar year 1998 includes Howmet's results on a consolidated basis. Howmet results for 1997 were accounted for under the equity method for eleven months and consolidated for one month (December). Results for 1998 include Jacobson's operations since June 1998.

Summary unaudited financial information for the three-months ended December 31, follows:

                                                                                Better
 (in millions, except per share data)           1998            1997           (Worse)        Percent
-----------------------------------------------------------------------------------------------------
 Sales:
 Propulsion systems                            $159.6          $160.2          $  (.6)
 Fastening systems                              126.0            84.9            41.1             48
 Investment castings                            354.9           105.2           249.7            237
-----------------------------------------------------------------------------------------------------
      Total sales                              $640.5          $350.3          $290.2             83
=====================================================================================================
 Operating income:
 Propulsion systems                             $21.4           $19.2           $ 2.2             11
 Fastening systems                               20.4            12.4             8.0             65
 Investment castings                             31.5            11.7            19.8            169
 Unallocated corporate expense                   (8.8)           (6.4)           (2.4)           (38)
-----------------------------------------------------------------------------------------------------
      Total operating income                     64.5            36.9            27.6             75

 Equity income of affiliates                                      4.3            (4.3)          (100)
 Interest income                                  2.0             1.8              .2             11
 Interest expense                                (7.3)           (3.2)           (4.1)          (128)
 Other, net                                      (1.0)           (1.1)             .1              9
 Income taxes                                   (21.4)          (13.4)           (8.0)           (60)
-----------------------------------------------------------------------------------------------------
 Income before minority interest
      and extraordinary item                     36.8            25.3            11.5             45
 Minority interest                               (7.2)           (1.8)           (5.4)           300
-----------------------------------------------------------------------------------------------------
 Income before extraordinary item                29.6            23.5             6.1             26
 Extraordinary item - loss on early
      retirement of debt                                         (7.1)            7.1           (100)
-----------------------------------------------------------------------------------------------------
      Net income                                $29.6           $16.4          $ 13.2             80
=====================================================================================================

 Income per share before extraordinary item:
      Basic                                     $ .81           $ .64           $ .17             27
      Diluted                                   $ .80           $ .62           $ .18             29
 Net income per share:
      Basic                                     $ .81           $ .45           $ .36             80
      Diluted                                   $ .80           $ .43           $ .37             86


Results for the quarter ending December 31, 1998 include Howmet's results on a consolidated basis. Howmet results for the prior year's quarter were accounted for under the equity method for two months and consolidated for one month (December). Results for the current year quarter include Jacobson's operations purchased in June 1998.

Following are Cordant Technologies Inc. consolidated balance sheets, statements of cash flows, and statements of stockholders' equity.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                             December 31
                                                                    -------------------------
(in millions)                                                             1998        1997
---------------------------------------------------------------------------------------------

ASSETS
------
Current Assets
    Cash and cash equivalents                                          $   45.3     $   45.6
    Receivables                                                           240.0        235.7
    Inventories                                                           252.3        240.2
    Deferred income taxes and prepaid expenses                             60.8         50.5
    Restricted trust (a)                                                  716.4
---------------------------------------------------------------------------------------------
      Total Current Assets                                              1,314.8        572.0

Property, Plant and Equipment
    Land                                                                   36.9         30.0
    Buildings and improvements                                            311.2        295.3
    Machinery and equipment                                               768.6        602.0
---------------------------------------------------------------------------------------------
      Total Property, Plant and Equipment                               1,116.7        927.3
      Less allowances for depreciation                                   (444.4)      (376.9)
---------------------------------------------------------------------------------------------
      Net Property, Plant and Equipment                                   672.3        550.4

Other Assets
    Costs in excess of net assets of businesses acquired, net             561.7        400.3
    Restricted trust (a)                                                               716.4
    Patents and other intangible assets, net                              119.8        131.6
    Other noncurrent assets                                               141.3        129.1
---------------------------------------------------------------------------------------------
      Total Other Assets                                                  822.8      1,377.4
---------------------------------------------------------------------------------------------
      Total Assets                                                     $2,809.9     $2,499.8
=============================================================================================

(a)  The Restricted  Trust held a note  receivable  from Pechiney S.A. and related  letters of credit that secured Pechiney S.A.'s agreement to repay the Pechiney Notes.  Subsequent to
     December 31, 1998,  Pechiney S.A.  (Howmet's  previous  owner) paid the Pechiney Notes in full on  January  4, 1999.  No Howmet or  Cordant  funds were used in the  payment of the
     Notes. As a result, the Restricted Trust has been terminated and like the Pechiney Notes, subsequent to December 31, 1998, will not be included on the Company's balance sheet.

Following are Cordant Technologies Inc. consolidated balance sheets, statements of cash flows, and statements of stockholders' equity.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                            December 31
                                                                    -------------------------
(in millions)                                                             1998        1997
---------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
    Short-term debt                                                    $   71.5      $   8.2
    Accounts payable                                                      139.8        121.8
    Accrued compensation                                                   81.6         79.5
    Other accrued expenses                                                210.7        174.5
    Pechiney notes (a)                                                    716.4
---------------------------------------------------------------------------------------------
      Total Current Liabilities                                         1,220.0        384.0

Noncurrent Liabilities
    Accrued retiree benefits                                              169.0        163.9
    Deferred income taxes                                                  52.3         44.8
    Accrued interest and other noncurrent liabilities                     234.2        213.3
    Long-term debt                                                        324.5        325.9
    Pechiney notes (a)                                                                 716.4
---------------------------------------------------------------------------------------------
      Total Noncurrent Liabilities                                        780.0      1,464.3

Commitments and  Contingent Liabilities
Minority interest                                                         142.0        101.0
Stockholders' Equity
    Common stock (par value $1.00 per share)
      Authorized - 200 shares
      Issued - 41.1  and 20.5 shares at December 31, 1998 and 1997
      respectively, (includes treasury shares)                             41.1         20.5
    Additional paid-in capital                                             47.4         46.0
    Retained earnings                                                     658.8        552.0
    Accumulated other comprehensive income                                 (3.9)        (3.5)
---------------------------------------------------------------------------------------------
                                                                          743.4        615.0
    Less common stock in treasury, at cost
      (4.6 and 2.2 shares at December 31, 1998 and 1997 respectively)     (75.5)       (64.5)
---------------------------------------------------------------------------------------------
         Total Stockholders' Equity                                       667.9        550.5
---------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity                    $2,809.9     $2,499.8
=============================================================================================

(a)  The Restricted  Trust held a note  receivable  from Pechiney S.A. and related  letters of credit that secured Pechiney S.A.'s agreement to repay the Pechiney Notes.  Subsequent to
     December 31, 1998,  Pechiney S.A.  (Howmet's  previous  owner) paid the Pechiney Notes in full on  January  4, 1999.  No Howmet or  Cordant  funds were used in the  payment of the
     Notes. As a result, the Restricted Trust has been terminated and like the Pechiney Notes, subsequent to December 31, 1998, will not be included on the Company's balance sheet.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                         Year Ended December 31
                                                                          ----------------------------------------------
(in millions)                                                                     1998            1997             1996
------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
--------------------
Net income                                                                      $142.0           $89.5            $60.7
Adjustments to reconcile net income to net cash
    provided by operating activities:
       Restructuring and impairment                                                                                (2.2)
       Extraordinary item                                                                          7.1
       Minority interest                                                          39.8             1.8
       Depreciation                                                               71.9            33.8             32.8
       Amortization                                                               30.1            12.5             11.2
       Equity income                                                               (.4)          (35.3)           (15.1)
       Deferred income taxes                                                        .2            (3.4)            (5.7)
       Changes in operating assets and liabilities:
          Receivables                                                             28.1            25.2             53.1
          Inventories                                                             14.6            (1.5)            20.8
          Accounts payable and accrued expenses                                     .3             5.1              5.9
          Income taxes                                                            19.6           (12.1)             4.5
          Other -- net                                                             7.0           (12.1)            (3.0)
------------------------------------------------------------------------------------------------------------------------
             Net cash provided by operating activities                           353.2           110.6            163.0

INVESTING ACTIVITIES
--------------------
Acquisitions, net of acquired cash                                              (277.0)         (156.6)
Purchases of property, plant and equipment                                      (114.7)          (36.3)           (33.0)
Proceeds from disposal of assets                                                   4.7             1.7              1.0
------------------------------------------------------------------------------------------------------------------------
             Net cash used for investing activities                             (387.0)         (191.2)           (32.0)

FINANCING ACTIVITIES
--------------------
Net change in short-term debt                                                     57.9             1.4            (98.1)
Issuance of long-term debt                                                       336.4           336.2
Repayment of long-term debt                                                     (337.9)         (213.5)             (.3)
Premiums paid on early retirement of debt                                                        (13.7)
Purchase of common stock for treasury                                            (14.4)           (7.9)             (.3)
Stock option transactions                                                          4.8             6.1              2.3
Dividends paid                                                                   (14.6)          (14.1)           (12.5)
------------------------------------------------------------------------------------------------------------------------
             Net cash provided by (used for) financing activities                 32.2            94.5           (108.9)
------------------------------------------------------------------------------------------------------------------------
Foreign currency rate changes                                                      1.3            (1.0)
(Decrease) increase in cash and cash equivalents                                   (.3)           12.9             22.1
Cash and cash equivalents at beginning of year                                    45.6            32.7             10.6
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                       $45.3           $45.6            $32.7
========================================================================================================================

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

                                                                                                Accumulated
                                                         Additional                               Other            Total
                                             Common      Paid-In      Retained    Treasury     Comprehensive   Stockholders'
(in millions)                                 Stock      Capital      Earnings      Stock         Income          Equity
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1995                    $20.5        $44.3       $428.4      $(63.0)                          $430.2
=============================================================================================================================
Comprehensive income
     Net income                                                          60.7                                         60.7
                                                                                                               --------------
        Total comprehensive income                                                                                    60.7
                                                                                                               ==============
Dividends paid                                                          (12.5)                                       (12.5)
Treasury stock purchases                                                              (.3)                             (.3)
Stock options exercised and related
     income tax benefits                                                              2.3                              2.3
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996                     20.5         44.3        476.6       (61.0)                           480.4
=============================================================================================================================
Comprehensive income
    Net income                                                           89.5                                         89.5
        Other comprehensive income
           Cumulative translation adjustment                                                         $(3.5)           (3.5)
                                                                                                               --------------
        Total comprehensive income                                                                                    86.0
                                                                                                               ==============
Dividends paid                                                          (14.1)                                       (14.1)
Treasury stock purchases                                                             (7.9)                            (7.9)
Stock options exercised and related
     income tax benefits                                     1.7                      4.4                              6.1
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997                     20.5         46.0        552.0       (64.5)            (3.5)          550.5
=============================================================================================================================
Comprehensive income
     Net income                                                         142.0                                        142.0
        Other comprehensive income
           Minimum pension liability                                                                  (3.1)           (3.1)
           Cumulative translation adjustment                                                           2.7             2.7
                                                                                                               --------------
        Total comprehensive income                                                                                   141.6
                                                                                                               ==============
Dividends paid                                                          (14.6)                                       (14.6)
Stock dividend                                 20.6                     (20.6)
Treasury stock purchases                                                            (14.4)                           (14.4)
Stock options exercised and related
     income tax benefits                                     1.4                      3.4                              4.8
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998                    $41.1        $47.4       $658.8      $(75.5)           $(3.9)         $667.9
=============================================================================================================================


Following is additional unaudited supplemental information:

Cash Flow Data
--------------

The following tables provide cash flow data for both Cordant and Howmet as neither company has access to the other's cash balances.

Selected Financial Data
For the Three Months Ended December 31

                                                1998                                          1997 (a)
                           ---------------------------------------------- -------------------------------------------------
(in millions)                 Cordant        Howmet       Consolidated       Cordant        Howmet        Consolidated
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by
     operating activities      $49.3         $97.3            $146.6         $ 42.8         $25.6             $68.4
Capital expenditures            (8.5)        (28.3)            (36.8)          (4.4)        (15.1)            (19.5)
Dividends                       (3.6)                           (3.6)          (3.6)                           (3.6)
---------------------------------------------------------------------------------------------------------------------------
                               $37.2         $69.0            $106.2          $34.8         $10.5             $45.3
===========================================================================================================================

(a)  Howmet results were consolidated starting in December 1997.



Selected Financial Data
For the Twelve Months Ended December 31

                                                1998                                           1997(a)
                            ---------------------------------------------- -------------------------------------------------
(in millions)                  Cordant        Howmet       Consolidated       Cordant        Howmet        Consolidated
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by
     operating activities       $145.8        $207.4          $353.2           $85.0         $25.6            $110.6
Capital expenditures             (31.7)        (83.0)         (114.7)          (21.2)        (15.1)            (36.3)
Dividends                        (14.6)                        (14.6)          (14.1)                          (14.1)
----------------------------------------------------------------------------------------------------------------------------
                                 $99.5        $124.4          $223.9           $49.7         $10.5            $ 60.2
----------------------------------------------------------------------------------------------------------------------------


Total Debt (b)                  $313.6         $91.0          $404.6          $125.9        $208.4            $334.3
Less cash & cash
     equivalents                   7.7          37.6            45.3              .2          45.4              45.6
----------------------------------------------------------------------------------------------------------------------------
                                $305.9         $53.4          $359.3          $125.7        $163.0            $288.7
----------------------------------------------------------------------------------------------------------------------------

(a)  Howmet results were consolidated starting in December 1997.
(b)  Excludes Pechiney note payable, which was paid by Pechiney S.A. on January 4, 1999.

Book to Bill Ratios
-------------------

Fastening Systems book-to-bill ratios, defined as period orders divided by period shipments, for the quarter ended December 31, were as follows:

                                     1998                        1997
      ---------------------------------------------------------------------
      Aerospace                       .72                        1.20
      Industrial                     1.05                        1.10
      Total                           .92                        1.15


Fastening Systems book-to-bill ratios, for the twelve months ended December 31, were as follows:

                                     1998                        1997
       --------------------------------------------------------------------
       Aerospace                      .84                        1.28
       Industrial                    1.00                        1.06
       Total                          .93                        1.17


Book to bill ratios are used as an indicator of future sales, but as with all indicators, have inherent limitations and actual results may be different. This is not a Generally Accepted Accounting Principles disclosure, and other companies may calculate this ratio differently and utilize the ratio for different purposes

Howmet-Pechiney Notes
---------------------
Subsequent to December 31, 1998, Pechiney S.A. (Howmet's previous owner) paid the $716.4 million Pechiney Notes in full on January 4, 1999. No Howmet or Cordant funds were used in the payment of the Notes. As a result, the $716.4 million Restricted Trust has been terminated and like the Pechiney Notes, subsequent to December 31, 1998, will not be included on the Company's balance sheet.

Comparability between Years
---------------------------
Calendar year 1998 results include Howmet's results on a consolidated basis as a result of the Company's ownership increase from 49 percent to 62


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

percent in December 1997. Howmet results for 1997 were accounted for under the equity method for eleven months and consolidated for one month. Results for 1998 include Jacobson earnings since June 1998. Excluding Howmet results from 1998 and 1997 and Jacobson results from 1998, sales and operating earnings increased 3 and 22 percent, respectively, over 1997.

Sales for the current quarter were 83 percent higher than last year. The increase was due primarily to the Howmet consolidation and the Jacobson acquisition. Excluding the sales and income provided by the Howmet consolidation and the Jacobson acquisition, sales and income increased 1 and 15 percent, respectively, from last year.

Howmet Operations
-----------------

Howmet has discovered certain testing and specification non-compliance issues at its aluminum casting operations. No formal claims have been asserted, and the Company knows of no in-service problems associated with these issues. Howmet and its customers must complete data collection and analysis before a definitive estimate of the cost to resolve this matter can be completed. Based on a preliminary evaluation, however, Howmet has recorded an estimated cost of $4 million in its statement of income for the year ended December 31, 1998. Based on currently known facts, the Company currently believes that additional costs beyond $4 million, if any, would not have a material effect on the Company's financial position, cash flow, or annual operating results.

RSRM Buy 4
-----------

In December 1998 an agreement was reached with NASA outlining all significant contractual issues for the RSRM Buy 4 contract. The final contract signing is expected during the first half of 1999. The Buy 4 contract will include 35 flight sets, or 70 motors, and three flight support motors. Contract completion is expected during 2004. The Company anticipates follow-on contracts for RSRM motors through the life of the Space Shuttle Program. The Buy 4 contract type will be cost-plus-incentive/award-fee. NASA has provided the Company with long lead material procurement authorization to support Buy 4 production start in October 1998. The contract is subject to annual Congressional funding.

This 8-K includes forward-looking  statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in them. These risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and the effect of foreign currency fluctuations.



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


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CORDANT TECHNOLOGIES INC.
                                                         (Registrant)




                                   By:          /S/ Richard L. Corbin
                                               -------------------------
                                               Richard L. Corbin
                                               Executive Vice President and
                                               Chief Financial Officer

Date:  February 9, 1999










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